For further information: Michele Lopiccolo, VP, Investor Relations Phone 504/576-4879, Fax 504/576-2897 mlopicc@entergy.com
INVESTOR NEWS

April 5, 2010
Exhibit 99.1
ENTERGY RAISES DIVIDEND, PROVIDES STRATEGIC GUIDANCE

NEW ORLEANS — Entergy Corporation (NYSE: ETR) today announced that effective immediately it plans to unwind the business infrastructure associated with the proposed separate non-utility nuclear generation and nuclear services companies while it evaluates and works to preserve its legal rights.

Given the potential for the legal process to continue for an extended period, Entergy made the decision to unwind the internal organizations created for Enexus Energy Corporation and EquaGen LLC to eliminate dis-synergies related to the spin-off and redirect its efforts into other strategies as soon as possible in 2010.  As a result of this decision, Entergy outlined capital return plans as well as updated long-term financial outlooks consistent with the current business structure.

“We are pleased the Board took action to return cash to our owners who have been patient during this protracted period of uncertainty,” said J. Wayne Leonard, Entergy’s chairman and chief executive officer.  “While we do not have an order from the New York State Public Service Commission, we believe there are serious questions with regard to the basis for the Commission’s March 25th decision to reject the spin-off transaction given the dialogue at the Commission’s meetings over the last few months and will preserve all of our legal rights. That being said, we will leave that to the attorneys to figure out.  We are moving forward on the business side to create and capture value unrealized today.

“Our tested business model focuses on portfolio management and operational excellence. Entergy has produced significant value by executing consistent with a market-based point-of-view through multiple changes in strategic direction over the last 11 years; in fact the highest total shareholder return in the industry over that period.  Going forward, we will continue to apply this business model supported by strong cash flows and disciplined risk management to advance our financial and business aspirations.”

Capital Return Plans
In fourth quarter 2009, Entergy Corporation’s Board of Directors authorized a new $750 million share repurchase program supported by the underlying business operations whether or not the spin-off transaction was completed.  The company expects to execute on this $750 million share repurchase authority.  The amount of repurchases may vary as a result of material changes in business results or capital spending or new investment opportunities.  Further, this past weekend, the Board declared a quarterly dividend of $0.83 per common share payable June 1 to stockholders of record on May 12, reflecting the first increase in its quarterly common stock dividend since July 2007.

Financial Implications
In connection with the business unwind, Entergy estimated a total potential charge could range from $0.40 to $0.45 per share to reflect the write-off of capitalized costs incurred to date and certain other costs to be recorded in accordance with generally accepted accounting principles.  The charge would be reported as a special item.  This charge also includes the previously identified special items for spin-off dis-synergies and expenses for outside services provided to pursue the spin-off in 2010.  Entergy will immediately take steps to eliminate spin-off dis-synergies as soon as possible during 2010.

Overarching Financial Aspiration
Entergy continues to aspire to deliver superior value to owners as measured by total shareholder return.  The company believes top-quartile total shareholder returns are achieved by:
·	Operating the business with the highest expectations and standards,
·	Executing on earnings growth opportunities while managing commodity and other business risks,
·	Delivering returns at or above the risk-adjusted cost of capital for each initiative, project, business, etc.,
·	Maintaining credit quality and flexibility,
·	Deploying capital in a disciplined manner, whether for new investments, share repurchases, dividends or debt retirements and
·	Being disciplined as either a buyer or a seller consistent with the market or Entergy’s proprietary point-of-view.

Long-term Financial Outlook
Over the next five years, Entergy believes it offers a competitive utility investment opportunity combined with a valuable option represented by a unique, clean, non-utility nuclear generation business located in attractive power markets.  The expected current long-term financial outlook includes the following:

Earnings:
·	Utility: 5 to 6 percent compound annual earnings growth over the 2010 – 2014 horizon (2009 base year).
·
Entergy Nuclear:  Relatively constant Adjusted EBITDA1 under current forward prices, plus option value related to the potential positive effects of an economic rebound on market heat rates, capacity markets and natural gas prices.  Potential environmental legislation and regulation could also recognize the value of clean energy to society.

·
Corporate:  Results will vary depending upon factors including future effective income tax and interest rates, the amount of share repurchases and the ability to achieve the targeted financial results for the non-nuclear wholesale assets business.

Capital deployment:
·
A balanced capital investment / return program.  Entergy continues to see productive investment opportunities at the Utility in the coming years, as well as an investment outlook at Entergy Nuclear that supports continued safe, secure and reliable operations and opportunistic investments.  Entergy aspires to fund this capital program without issuing traditional common equity, while maintaining a competitive capital return program.  Given the company’s financial profile with a mix of utility and non-utility businesses, return of capital is expected to be provided similar to the past through a combination of common stock dividends and share repurchases.  Absent other attractive investment opportunities, capital deployment through dividends and share repurchases could total as much as $5 billion over the next five years under the current long-term business outlook. The amount of share repurchases may vary as a result of material changes in business results or capital spending or new investment opportunities.

Credit quality:
·	Strong liquidity.
·	Solid credit metrics that support ready access to capital on reasonable terms.

1 Adjusted EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation and amortization and interest and dividend income, excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets.

The long-term financial outlook should be considered in association with 2014 financial sensitivities as shown in Table 1.  These sensitivities illustrate the estimated change in earnings or Adjusted EBITDA resulting from changes in business drivers.  Estimated impacts shown in Table 1 are intended to be illustrative.

Table 1: 2014 Financial Sensitivities—Illustrative
Long-term Outlook	Assumption	Drivers	Estimated Annual Impact
Utility			(Per share in U.S. $) (a)

Earnings growth	5 – 6% compound annual earnings growth from 2010 through 2014 (2009 base)	1% retail sales growth $100 million/year investment in service 1% change in allowed ROE 1% change in non-fuel operation and maintenance expense $100 million change in debt	- / + 0.13 - / + 0.03 - / + 0.44 + / - 0.07 + / - 0.02
Entergy Nuclear			(Adjusted EBITDA in U.S. $; millions)

Adjusted EBITDA	Relatively constant Adjusted EBITDA plus option value	+0 – 1,500 Btu/kWh heat rate expansion +$0 – 30/ton CO2 +$0 – 4/kW-mo. capacity price - / + $0 – 2/MMBtu change in gas price	Up to 300 Up to 500 Up to 200 Down / Up to 600
Corporate			(Per share in U.S. $) (a)

Balanced capital investment / return / credit quality		1% change in interest rate on $1 billion debt 1% change in overall effective tax rate $500 million share repurchase	+ / - 0.03 + / - 0.10 + 0.20 – 0.25
(a) Based on estimated 2010 average fully diluted shares outstanding of approximately 187 million.

Teleconference
Entergy will host a teleconference to discuss this release at 10:00 a.m. CT on Monday, April 5, 2010, with access by telephone, (719) 325-2247, confirmation code 8490199.  The call can also be accessed via Entergy’s Web site at www.entergy.com.  A replay of the teleconference will be available through April 12, 2010 thereafter by dialing (719) 457-0820, confirmation code 8490199.  The replay will also be available on Entergy’s Web site at www.entergy.com.

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR”.

Additional investor information can be accessed on-line at
www.entergy.com/investor_relations

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In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties.  There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in Entergy’s Form 10-K for the year ended December 31, 2009, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934, (b) uncertainties associated with efforts to remediate the effects of Hurricanes Gustav and Ike and the January 2009 Arkansas ice storm and recovery of costs associated with restoration, and (c) legislative and regulatory actions, and conditions of the capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and in subsequent securities filings.